[CORBIN & WERTZ LETTERHEAD]


March 28, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:

We have read Item 4 of Form 8-K of HelpCity, Inc. for the event that occurred on March 25, 2002, and are in agreement with the statements contained therein insofar as they relate to our firm.



                                      /s/ Corbin & Wertz
                                      Corbin & Wertz
                                      Irvine, California